Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report on Form 10-K of NewHold Investment Corp. III (the “Company”) for the period ended December 31, 2025, as filed with the Securities and Exchange Commission (the “Report”), I, Kevin Charlton, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2026	/s/ Kevin Charlton
	Name:	Kevin Charlton
	Title:	Chief Executive Officer
(Principal Executive Officer)